Exhibit 10.1

AMENDMENT 2007-2

TO THE

CEPHALON, INC.

2004 EQUITY COMPENSATION PLAN

WHEREAS, Cephalon, Inc. (the “Company”) maintains the Cephalon, Inc. 2004 Equity Compensation Plan (the “2004 Plan”) for the benefit of its eligible employees, certain consultants and advisors who perform services for the Company, and non-employee members of the Company’s Board of Directors (the “Board”);

WHEREAS, pursuant to Section 12(a) of the 2004 Plan, the Board may amend the 2004 Plan at any time;

WHEREAS, pursuant to Section 141 of the Delaware General Corporation Law, the Board has delegated its authority to amend or modify any of the Company’s existing equity compensation plans, including the 2004 Plan, to the Stock Option and Compensation Committee of the Board of Directors (the “Committee”), as more fully described in Section III of the Committee’s charter; and

WHEREAS, the Committee desires to amend the 2004 Plan to increase, up to an additional 1,000,000 shares, the aggregate number of shares of Company common stock (“Company Stock”) authorized for issuance under the 2004 Plan, so that a total of 12,450,000 shares of Company Stock are authorized for issuance under the 2004 Plan, and to provide that after May 16, 2007, no more than 400,000 shares of Company Stock may be issued pursuant to stock awards that are granted under the 2004 Plan after such date.

NOW, THEREFORE, in accordance with the foregoing, the 2004 Plan shall be amended as follows:

1.             Effective May 17, 2007, Section 3(a)(i) of the 2004 Plan shall be amended in its entirety to read as follows, subject to the approval of the Company’s stockholders:

“(1)         Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 4,700,000 shares and, (i) effective February 1, 2002, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be increased by 1,200,000 shares so that the total number of shares of Company Stock authorized for issuance or transfer under the Plan shall be 5,900,000 shares; provided, however, that no more than 100,000 of these additional shares of Company Stock shall be available for issuance as

Stock Awards; (ii) effective February 6, 2003, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be increased by 2,500,000 shares so that the total number of shares of Company Stock authorized for issuance or transfer under the Plan shall be 8,400,000 shares; provided, however, that no more than 100,000 of these additional shares of Company Stock shall be available for issuance as Stock Awards; (iii) effective February 5, 2004, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be increased by 1,300,000 shares so that the total number of shares of Company Stock authorized for issuance or transfer under the Plan shall be 9,700,000 shares; provided, however, that no more than 500,000 of these additional shares of Company Stock shall be available for issuance as Stock Awards; (iv) effective May 17, 2006, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be increased by 1,750,000 shares so that the total number of shares of Company Stock authorized for issuance or transfer under the Plan shall be 11,450,000 shares; provided, however, that no more than 600,000 of these additional shares of Company Stock shall be available for issuance as Stock Awards; and (v) effective May 17, 2007, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be increased by 1,000,000 shares so that the total number of shares of Company Stock authorized for issuance or transfer under the Plan shall be 12,450,000 shares; provided, however, that after May 16, 2007, no more than 400,000 shares of Company Stock may be issued pursuant to Stock Awards that are granted under the Plan after such date.”

2.             As thus amended, the 2004 Plan is hereby ratified, republished and reconfirmed and said 2004 Plan and this amendment thereto hereby constitute the 2004 Plan.

IN WITNESS WHEREOF, and as evidence of the adoption of Amendment 2007-2 to the 2004 Plan as set forth herein, the Committee has caused this Amendment 2007-2 to be executed this 8th day of February 2007.

CEPHALON, INC.

By:	/s/ Carl A. Savini
Carl A. Savini
Title:	Executive Vice President, Chief Administrative Officer